UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 5, 2009
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 5, 2009, Champion Enterprises, Inc. (the “Company”) and Champion Home Builders Co. (“Champion Homes”), a wholly-owned subsidiary of the Company, and certain additional subsidiaries of the Company executed an extended waiver and forbearance agreement (the “Extended Forbearance Agreement”) relating to the Amended and Restated Credit Agreement among the Company, Champion Homes, Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as Administrative Agent, and the lenders party thereto (the “Lenders”), dated as of April 7, 2006, as amended (the “Credit Agreement”). Pursuant to the Extended Forbearance Agreement, the Lenders extended the previous Forbearance Agreement (which had been entered into on October 9, 2009) in all material respects from October 30, 2009 through November 13, 2009. The Extended Forbearance Agreement remains subject to termination prior to such date upon the occurrence of certain triggering events described in the Forbearance Agreement. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Extended Forbearance Agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated into this Item 1.01 by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number

10.1	Extended Waiver and Forbearance Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	s/ Roger K. Scholten
Roger K. Scholten
Senior Vice President, General Counsel, and Secretary

Date: November 5, 2009